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                                                                   EXHIBIT 10.32


                                                                        12.15.99



                        INTERNET VIDEO LICENSE AGREEMENT

THIS AGREEMENT is made as of the 20th day of December, 1999 BETWEEN:

1. MAVERICK RECORDING COMPANY ("Maverick") of 9348 Civic Center Drive, Beverly Hills, California 90210; and

2. ARTISTdirect, INC. ("ADI") of 17835 Ventura Boulevard, Suite 310, Encino, California 91316.

BACKGROUND

A. WHEREAS, Maverick, in order to promote the sale and distribution of phonorecords and audio-visual music products throughout the "Territory" (as hereinafter defined in subparagraph 1.01(o)), licenses the use of "Maverick Videos" (as hereinafter defined in subparagraph 1.01(q)); and

B. WHEREAS, ADI intends to "Stream" (as hereinafter defined in subparagraph 1.01(l)) Maverick Videos from "Licensed Music Sites" (as hereinafter defined in subparagraph 1.01(e)).

C. NOW THEREFORE, the parties hereto have agreed to the terms and conditions set forth below with respect to the non-exclusive use by ADI of Maverick Videos on Licensed Music Sites.

THE PARTIES AGREE AS FOLLOWS:


1.       DEFINITIONS AND INTERPRETATION

1.01 Definitions Unless defined elsewhere in this Agreement, capitalized terms shall have the meanings ascribed to them below:

(a) "ENDUSER DEVICE": any device (such as a computer or a Web TV) which is capable of receiving and playing/displaying the audio-visual output of a Streamed Video.

(b) "EXCERPT": means a continuous audio-visual portion of a Maverick Video where no more than 30 seconds thereof may be accessed by the enduser or viewed by a viewer.

(c)      Intentionally deleted.



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(d)      "INTERNET": the wide area cooperative network of university, corporate, government and private computer networks communicating through Transmission Control Protocol/Internet Protocol which is commonly referred to as the Internet.

(e) "LICENSED MUSIC SITE": any Music Site which: (i) (A) is either wholly- or partially-owned by ADI; and (B) is wholly-programmed and operated by ADI; and (C) is prominently and exclusively branded with the tradename, trademark or logo of ADI; or (ii) (A) is operated and managed by ADI and (B) is subject to a comprehensive written web site agreement between ADI and a recording artist (or such recording artist's furnishing company) ("Artist") of the type which ADI typically enters into with recording artists as of the date hereof; provided, that such Artist is a recording artist then-currently signed to an exclusive recording agreement with Maverick, which such Music Site on a gratis basis (A) Streams Videos in a sequence designated by ADI on a continuous 24-hour, seven-day-a-week basis (i.e., as part of a "Pre-Programmed Stream") or (B) Streams particular Videos at the demand of an enduser (i.e., as part of an "On-Demand Stream"). Without limiting the foregoing, "Licensed Music Site" shall include all of those "pages" on a Music Site: (w) that constitute "home pages"; (x) that direct an enduser to a Video; (y) through which an enduser navigates in order to view a Video; or (z) from which an enduser can Stream a Video.

(f) "MASTER": a first generation color copy of the fully-edited titled and assembled electronic master of a Maverick Video (a "Videotape Copy") or, at Maverick's election, a copy of such electronic master digitized by Maverick in a format compatible with ADI's technical requirements (a "Digitized Copy").

(g) "MUSIC SITE": a non-subscription, music audio-visual programming service which may be advertiser-supported, which: (i) is delivered over the Internet (which may also include delivery via broadband technology); (ii) is transmitted from fileservers exclusively located in the United States using Streaming technologies; (iii) uses English as the principal language spoken by hosts or used in textual, graphic or interstitial programming; and (iv) if such service transmitted digital audio data only, rather than digital audio-visual data (other than with respect to On-Demand Streams) would be subject to statutory licensing pursuant to Paragraph 2, Subsection d, Section 114 of title 17, United States Code (the "Digital Millennium Copyright Act").

(h) "ON-DEMAND STREAM FRACTION": a fraction, the numerator of which is that number of transmissions to an individual enduser of Maverick Videos (in whole or in part) other than Excerpts on a particular Licensed Music Site as part of an On-Demand Stream and the denominator of which is that number of transmissions to an individual enduser of Videos (in whole or in part),



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         including Maverick Videos, on such particular Licensed Music Site as part of an On-Demand Stream, as determined in a calendar quarter.

(i)      "ON-DEMAND STREAM RECEIPTS":  [***]*.

(j) "PRE-PROGRAMMED STREAM FRACTION": a fraction, the numerator of which is that number of transmissions to an individual enduser of Maverick Videos (in whole or in part) other than Excerpts on a particular Licensed Music Site as part of a Pre-Programmed Stream and the denominator of which is that number of transmissions to an individual enduser of Videos (in whole or in part), including Maverick Videos, on such particular Licensed Music Site as part of a Pre-Programmed Stream, as determined in a calendar quarter.

(k)      "PRE-PROGRAMMED STREAM RECEIPTS":  [***]*.

(l) "STREAM(s)(ed)(ing)": a public performance of any duration via the Internet that permits an enduser to view data contemporaneously with its reception by an Enduser Device in such a manner that the data is not copied, duplicated or stored in such Enduser Device except by way of temporary buffering.

(m) "TERM": shall commence on the date of this Agreement and end on December 31, 2001, unless sooner terminated as set forth herein.

(n)      "TERM YEAR": each separate, consecutive 12-month period of the Term.

(o)      "TERRITORY":  worldwide.

(p) "VIDEO": an audio-visual work embodying the sound recording of a single musical composition in synchronization with visual images intended primarily for promotional use.

(q) "MAVERICK VIDEO": any Video with respect to which Maverick has promotional exhibition rights in the Territory (a "Controlled Video") that Maverick wishes to license to unaffiliated third parties for broadcast television exhibition or to unaffiliated third party Music Sites for Streaming, provided that the soundtrack of such Video is a duplicate of a sound recording owned or controlled for the Territory by Maverick. "Maverick Videos" shall not include: (i) any Videos commercially exhibited prior to the commencement of the Term; or (ii) any Video which is part of a long-form audio-visual program and is not distributed or licensed by Maverick separately therefrom. [***]*.

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* Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.



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1.02     Headings The headings used in this Agreement are for ease of reference only and shall have no effect on the interpretation or construction of this Agreement.

1.03 Plural/Singular/References The plural may include the singular and the singular may include the plural and this Agreement shall be interpreted in this regard as the context may require. References to paragraphs and subparagraphs are to paragraphs and subparagraphs of this Agreement, and references to any agreement or other instrument shall be deemed to include references to that agreement or other instrument as varied or replaced from time to time.

2.       GRANT OF RIGHTS

2.01 Duplication Rights During the Term, subject to the terms and conditions of this Agreement, Maverick grants to ADI a non-exclusive license to digitally encode and duplicate Maverick Videos in their entirety for duplication on ADI's fileservers for the sole purpose of producing programming containing Maverick Videos for Streaming on Licensed Music Sites.

2.02 Streaming Right Subject to the terms and conditions of this Agreement and any contractual restrictions imposed upon Maverick in connection with Maverick Videos of which Maverick has advised ADI in writing with reasonable advance notice, during the Term Maverick grants to ADI a non-exclusive license: (a) to permit endusers to access via Streaming Maverick Videos in their entirety as part of a Pre-Programmed Stream on a Licensed Music Site; and (b) to permit endusers to access via Streaming Maverick Videos in their entirety as part of an On-Demand Stream on a Licensed Music Site; provided, however, that endusers shall not be able to Stream more than one Maverick Video at a time as part of a continuous transmission (i.e., endusers shall not be able to Stream a series of Maverick Videos as part of one continuous transmission). Continuously during the Streaming of any Maverick Video as part of an On-Demand Stream and in a space that is "above the fold," near or adjacent to, and on the same page as such Maverick Video, ADI shall, at ADI's sole cost and expense, provide a button permitting an enduser "one-click" access to the "home page" for Maverick's official site of the applicable artist (or, if the artist does not have an official site, Maverick's site), provided that Maverick delivers to ADI, prior to or no later than Maverick's delivery of the applicable Maverick Video, the foregoing "home page" information. If other links are provided to third-party sites for the same artist, then Maverick's link shall be the first listed and the most prominent.

2.03 Advertising and Promotion Subject to the terms and conditions of this Agreement and any contractual restrictions imposed upon Maverick in connection with Maverick Videos of which Maverick has advised ADI in writing, during the Term, ADI may utilize Excerpts in any and all media to



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         advertise, promote and publicize the exhibition of Maverick Videos on the Licensed Music Sites; provided, however, that, without Maverick's written consent, no more than one Excerpt per artist may be used for such purpose.

2.04 Names and Likenesses Subject to the terms and conditions of this Agreement and any contractual restrictions imposed upon Maverick in connection with Maverick Videos of which Maverick has advised ADI in writing with reasonable advance notice, during the Term, ADI may use the name and Maverick-approved or -supplied likenesses, such approval not to be unreasonably withheld or delayed, of such artist for the purposes of advertising, promoting or publicizing the Streaming by ADI of such Maverick Video on the applicable Licensed Music Site, but not in a manner which implies an endorsement of any service (including, without limitation, Licensed Music Sites) or product without Maverick's prior consent.

2.05     Reservation of Rights

(a) As between Maverick and ADI, Maverick retains all ownership rights in Masters and Maverick Videos including, without limitation, all copyrights and trademarks in Masters and Maverick Videos; provided, however, that Maverick shall not use in any manner any Digitized Copy of a Maverick Video created by or at the direction of ADI, unless Maverick has made payment therefor in accordance with paragraph 4.01.

(b) ADI shall not have any rights in Maverick Videos other than as expressly provided in this Agreement.

2.06     Withdrawal Rights

         ADI agrees that ADI's rights to Stream any Maverick Video may be terminated by Maverick upon one week's prior written notice to ADI if any of the following conditions are met:

(a) If Maverick, in Maverick's good faith business judgment believes that such termination is necessary for significant artist relations purposes; or

(b)       If Maverick's rights in the Maverick Video terminate; or

(c) If Maverick is notified or otherwise becomes aware of an apparently bona fide third-party claim that the transmission of the Maverick Video infringes rights owned by others.



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3.       PROHIBITIONS ON ADI

         ADI shall only have the right to exploit or use Maverick Videos as specifically authorized in Paragraph 2 of this Agreement, or as otherwise agreed to by Maverick in writing in its sole discretion, and may not exploit or use Maverick Videos in any other manner. Without limiting the foregoing, unless Maverick agrees otherwise in writing, during the Term, neither ADI nor any party acting on behalf of ADI shall, directly or indirectly:

(a) copy or duplicate any Maverick Video except as ADI may reasonably require to exercise ADI's rights under this Agreement;

(b) Stream (or encode to permit the Streaming of) the audio portion of any Maverick Video at a transmission rate greater than [***]* or the video portion of any Maverick Video at a transmission rate greater than [***]*;

(c) Stream the soundtrack of any Maverick Video separately from the visual portion thereof;

(d) Stream the visual portion of any Maverick Video separately from the soundtrack thereof, except to the extent that ADI uses only the visual portion of an Excerpt to exercise ADI's rights under subparagraph 2.03 above without any soundtrack whatsoever;

(e) Stream any Maverick Video other than in conjunction with the sequence of images originally synchronized with the sound recording included thereon;

(f)      Stream any Maverick Video on a "pay-per-view" or "pay-per-play" basis;

(g) exhibit any advertisement or commercial of any nature during or associated with the Streaming of any Maverick Video in a manner which reasonably implies an endorsement by the artist whose performances are contained on such Maverick Video;

(h) license or authorize a third party (whether or not affiliated with ADI) to "deep link" to a non-Licensed Music Site for the purpose of Streaming a Maverick Video; or

(i) except as expressly set forth in Paragraph 5, edit or otherwise alter any Maverick Video, including, without limitation, the deletion or erasing of any signal now or hereafter contained therein to facilitate the automatic identification and/or logging of Maverick Videos so Streamed and/or to restrict

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* Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.



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         the reproduction of Maverick Videos so Streamed (a "Protective
         Signal").Should ADI become aware that any party (whether or not acting on behalf of ADI) is circumventing the provisions of this Paragraph 3 (a "Circumvention Event"), ADI shall promptly notify Maverick in writing thereof and ADI shall, at ADI's sole cost and expense, use ADI's commercially reasonable efforts to prevent such circumvention.

4.       MAVERICK VIDEOS

4.01 Servicing of Masters In respect of each Maverick Video, Maverick shall make a Master available to ADI for collection at ADI's expense, no later than the date Maverick makes the applicable Maverick Video available for delivery to other unaffiliated third parties. Should Maverick provide ADI with a Master in Videotape Copy form, ADI shall provide Maverick, at Maverick's request, with a Digitized Copy of such Master provided that Maverick pays ADI's actual duplication and shipping expenses in connection therewith.

4.02     Treatment of Maverick Videos and Masters

         ADI shall:

(a) maintain all Masters and all copies of Masters on ADI's premises and safeguard the same from any loss, damage, theft, unauthorized use, copying, storage or duplication by others;

(b) be solely responsible for any loss, theft or damage to Masters and copies of Masters in their possession and any unauthorized use, copying, storage or duplication by others thereof; and

(c) upon the expiration of the Term or termination of this Agreement, at Maverick's election, ADI shall either: (i) (A) to the extent that Maverick made Digitized Copies of any Masters and provided them to ADI hereunder, return all such Masters and copies of such Masters to Maverick at ADI's expense; (B) to the extent that ADI made Digitized Copies of any Masters hereunder, but has not provided Digitized Copies of such Masters to Maverick pursuant to subparagraph 4.01 above, return all such Masters and copies of such Masters to Maverick and Maverick shall pay ADI's actual duplication and shipping expenses; and (C) to the extent that ADI made Digitized Copies of any Masters hereunder and has provided Digitized Copies of such Masters to Maverick pursuant to subparagraph 4.01 above, return all such Masters and copies of such Masters to Maverick at ADI's expense; or (ii) or destroy all Masters and all copies of Masters at ADI's sole cost and expense, and provide Maverick with a written affidavit verifying such destruction.



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5.       ADI'S UNDERTAKINGS

         During the Term, ADI shall have the obligation, at ADI's sole cost and expense:

(a) to exhibit the following information continuously during the Streaming of each Maverick Video in a space adjacent to the Maverick Video, provided that Maverick submits such information to ADI in a timely manner:

         (i)   the title of the musical composition on the Maverick Video;

         (ii) the title of the record or home video that includes the performance of the musical composition contained in the Maverick Video;

         (iii) the name of the artist performing the musical composition contained in the Maverick Video;

         (iv)  the name of the record company and the URL of its "home page";
               and

         (v) the name of the motion picture, if any, from which the Maverick Video is derived.

(b) to obtain public performance rights licenses, if necessary, covering the performance of the musical compositions in Maverick Videos; and

(c) to transmit as part of each Maverick Video Streamed on Licensed Music Sites any Protective Signal contained in the Maverick Videos; provided, however, that the transmission of such Protective Signal does not represent a recurrent and unreasonable cost to ADI and in no way leads to the deterioration of Streaming quality of Maverick Videos.

6.       MAVERICK'S UNDERTAKINGS

         Maverick shall deliver to ADI, at Maverick's expense (where available and reasonably contemporaneously with the delivery of the relevant Masters) artwork, promotional material, biographical material and other information in relation to Maverick Videos and the relevant artists, to be used by ADI solely for promotional purposes on Licensed Music Sites.

7.       COMPENSATION

7.01     Royalties ADI shall pay to Maverick royalties equal to:  [***]*.

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* Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.



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7.02     Banner Ads

         ADI shall make "Banner Ads" (the "Banner Ads") available to Maverick at [***]*.

8.       ACCOUNTING AND PAYMENTS; MARKET RESEARCH

8.01 Accounting Within 30 days following each calendar quarter of the Term, ADI shall account for and pay to Maverick any royalties payable in respect of such quarter and shall furnish to Maverick a statement setting forth:

(a) a listing of all Maverick Videos Streamed on each Licensed Music Site during such quarter;

(b) the number of Maverick Videos Streamed on each Licensed Music Site as compared to the total number of Videos Streamed on each such Licensed Music Site during such quarter;

(c) Pre-Programmed Stream Receipts and On-Demand Stream Receipts for such quarter and the sources thereof;

(d) the number of times that Maverick Videos were Streamed on each Licensed Music Site as compared to the total number of times that Videos were Streamed on each such Licensed Music Site during such quarter;

(e) the number of "pageviews" of the Banner Ads during such quarter and the number of "clickthroughs" from the Banner Ads to URLs designated by Maverick during such quarter. ADI shall also furnish Maverick with the information described in subparagraphs 8.01(a), (b) and (d) on a weekly basis within 10 days following the end of each week during the Term.

8.02     Audit Rights

(a) ADI shall keep complete and accurate books and records of account relating to the Streaming of Maverick Videos and Videos maintained to a standard sufficient to enable an audit trail to be established.

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* Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.



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(b)      Maverick shall have the right during the Term and during the two-year period following the termination or expiration of the Term, at Maverick's sole cost and expense, to have a certified public accountant inspect ADI's books and records no more than once during any year. This inspection shall take place at ADI's office, during normal business hours on not less than 30 days' written notice. The auditor appointed by Maverick may inspect and take copies of the books and records of ADI solely for the purpose of verifying the calculation of royalties accruing to Maverick under this Agreement and verifying ADI's compliance with Paragraph 7.

(c) Each statement rendered under this Agreement shall be deemed final and binding upon Maverick as an account stated and shall not be subject to any claim or objection by Maverick unless Maverick notifies ADI of Maverick's objection to the applicable statement, stating the basis thereof in reasonable detail within three (3) years after the date such statement was rendered to Maverick hereunder.

8.03     Market Research

         ADI and Maverick shall cooperate with each other in conducting market research, at Maverick's sole cost and expense, designed to determine the effect of the Licensed Music Sites on consumer awareness of artists featured in Maverick Videos and sales of such artist's records. ADI and Maverick shall use the results of such research for internal purposes only. Such market research shall be subject to the approval of any applicable artists (but only if required by written agreement between ADI and such artist) and shall be subject to the published privacy policy of the applicable Licensed Music Site (if any). Nothing contained herein shall be deemed to require Maverick to conduct any such market research.

9.       WARRANTIES AND INDEMNITY

9.01     ADI's Warranties

         ADI represents and warrants that:

(a) ADI has full right and authority to enter into and to fulfill all of ADI's obligations under this Agreement; and

(b) ADI shall comply with all licenses, laws and regulations relating to its maintenance and transmission of Licensed Music Sites.



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9.02     Maverick's Warranties

(a) Maverick represents and warrants that Maverick has the right to enter into and fulfill all of Maverick's obligations under this Agreement; and

(b) Maverick makes no representation or warranty whatsoever with respect to the non-dramatic performing rights in the musical compositions embodied in the Maverick Videos.

9.03     Indemnity

(a) ADI does hereby indemnify, save and hold harmless Maverick and Maverick's subsidiaries, affiliates, licensees, assigns, officers and employees from any and all loss and damage (including, without limitation, reasonable fees and disbursements of counsel incurred by Maverick in any action or proceeding between ADI and Maverick or between Maverick and any third party or otherwise) arising out of or connected with any claim or act or omission by ADI which is inconsistent with any of the representations or agreements made by ADI in this Agreement or any breach of ADI's obligations hereunder or any unauthorized use by ADI or any party acting on behalf of ADI of Masters or Maverick Videos in connection with the advertising, promotion or publicity of each Maverick Video or the name or likeness of any artist who rendered services in connection with such Maverick Videos. Maverick shall have the right at all times, in Maverick's sole discretion and at Maverick's sole cost and expense, to retain or resume control of the conduct relative to the defense of any claim to which the foregoing indemnity applies. The foregoing indemnity shall be limited to claims reduced to judgment or settled with ADI's prior written consent not to be unreasonably withheld.

(b) Maverick does hereby indemnify, save and hold harmless ADI and ADI's subsidiaries, affiliates, licensees, assigns, officers and employees from any and all loss and damage (including, without limitation, reasonable fees and disbursements of counsel incurred by ADI in any action or proceeding between ADI and Maverick or between ADI and any third party or otherwise) arising out of our connected with any claim or act or omission by Maverick which is inconsistent with any of the representations or agreements made by Maverick in this Agreement or any breach of its obligations hereunder or any claim that any Maverick Video or the content thereof violates the rights of any third party, including, without limitation, libel, slander, defamation, copyright, trademark, and rights of privacy and publicity. ADI shall have the right at all times, in ADI's sole discretion and at ADI's sole cost and expense, to retain or resume control of the conduct relative to the defense of any claim to which the foregoing indemnity applies. The foregoing indemnity shall be limited to



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         claims reduced to judgment or settled with Maverick's prior written consent not to be unreasonably withheld.

(c) The indemnitor shall give the indemnitee prompt written notice of any claim to which the foregoing indemnity applies, and the indemnitor shall have the right to participate in the defense of any such claim through counsel of the indemnitor's own choice and at the indemnitor's cost and expense.

10.      TERMINATION

10.01 Maverick's Termination RightsMaverick may terminate this Agreement immediately by written notice to ADI if, at any time during the Term:

(a) ADI goes in liquidation, receivership or administration or becomes bankrupt, makes any arrangement for the benefit of ADI's creditors or has a receiver appointed for any of ADI's assets; provided, that if such proceeding is involuntary, then Maverick shall not have the right to terminate the Term unless such proceeding is not dismissed within 90 days of the filing thereof;

(b)      ADI breaches any material term or provision of this Agreement;

(c) the Licensed Music Sites cease, except for any instance of force majeure, to be transmitted for a continuous period of 10 days; or

(d) if ADI does not succeed in preventing a Circumvention Event within 60 days following ADI's becoming aware thereof; provided, in the case of any event set forth in subparagraph (b) above, Maverick shall have given ADI written notice of such event and ADI shall have failed to cure same within 30 days after ADI's receipt of such notice (or 10 business days if the event is ADI's failure to pay Maverick a sum certain).

10.02    ADI's Termination Rights

         ADI may terminate this Agreement immediately by written notice to Maverick if: (a) at any time during the Term, Maverick goes into liquidation, receivership or administration or becomes bankrupt, makes any arrangement for the benefit of Maverick's creditors or has a receiver appointed for any of Maverick's assets; provided, that if such proceeding is involuntary, then ADI shall not have the right to terminate the Term unless such proceeding is not dismissed within 90 days of the filing thereof; or (b) if Maverick breaches any material term or provision of this Agreement and fails to cure such breach within 30 days after ADI's written notice to Maverick of such breach.



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11.      PROCEDURE UPON TERMINATION. Upon the expiration or termination of this
         Agreement:

(a)      ADI shall cease the Streaming of Maverick Videos on Licensed Music
         Sites;

(b) ADI shall perform in accordance with the provisions of subparagraph 4.02(c); and

(c) should ADI terminate this Agreement pursuant to subparagraph 10.02 above, ADI shall have no further obligations to Maverick and Maverick shall have no further obligations to ADI.

12.      MISCELLANEOUS

12.01 Relationship of the Parties In performing its obligations under this Agreement, each of the parties hereto shall be deemed an independent contractor, and nothing in this Agreement shall in any way constitute either party, or any of such party's officer or directors, an agent or employee of the other party and this Agreement shall not be deemed to constitute a partnership, joint venture or contract of employment between the parties.

12.02 Service of Notices Any notice which either party hereto may desire to give or which is required under the terms of this Agreement shall be given in writing by registered or certified mail, return receipt requested, or by telefax or by personal service (in all cases, all charges prepaid) to ADI at the address first noted in the preamble to this Agreement, Attn: Chief Financial Officer, or to such other address to which ADI notifies Maverick in writing, with copies to Lenard & Gonzalez, LLP, 1900 Avenue of the Stars, 25th Floor, Los Angeles, California 90067, Attn: Allen D. Lenard, Esq., and to Maverick to the address first noted in the preamble to this Agreement, Attn: General Counsel. In the event any such notice is given by mail, such notice shall be deemed to be given on the date five business days following the date of such mailing. In the event any such notice is given by personal delivery, such notice shall be deemed to be given on the date personal delivery is made.

12.03 Confidentiality/Press Announcements Neither ADI nor Maverick nor their respective affiliates may disclose to any third party (other than each party's employees and professional advisors, in their capacity as such) any information regarding the terms and conditions of this Agreement without the prior written consent of the other party except:

(a) to the extent necessary to comply with the law or the legal process of a court of competent jurisdiction or in administrative proceedings, in which event the party making such disclosure must use its commercially reasonable efforts to procure confidential treatment of such information;



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

(b) as part of its normal reporting or review procedure to its parent companies, its auditors and its attorneys, provided that ADI and Maverick inform these parties of the provisions of this subparagraph 12.03;

(c) to the extent necessary to comply with Maverick's contractual obligations to third parties;

(d)      to make press announcements approved in writing by both of the parties;
         and

(e) to the extent such terms become public through no breach by either party of this subparagraph 12.03.

         In addition to the foregoing, ADI shall not disclose to any third party (other than to ADI's employees, in their capacity as such): (i) the identity of the Maverick Videos Streamed on a Licensed Music Site; (ii) the number of Maverick Videos Streamed on a Licensed Music Site; or
         (iii) the number of times that any Maverick Video was Streamed on a Licensed Music Site.

12.04 Assignment/Sublicense Maverick may not assign, sublicense or effectively assign or sublicense Maverick's rights or obligations under this Agreement except to an affiliated or associated company or to a person or entity acquiring all or substantially all of the stock or assets of Maverick and subject to the assignee assuming Maverick's obligations hereunder. ADI may not assign, sublicense or effectively assign or sublicense any of ADI's rights or obligations under this Agreement to any party. For the avoidance of doubt, ADI may not syndicate ADI's programming containing Maverick Videos.

12.05 No Waiver No failure to exercise or delay in exercising any right, power or privilege under this Agreement by either party shall operate as a waiver of that right, power or privilege. Similarly, a single or partial exercise of any right, power or privilege by either party shall not preclude any other or further exercise of that right, power or privilege.

12.06 Remedies Cumulative/Severability The rights and remedies contained in this Agreement are cumulative and are not exclusive of any rights and remedies provided by law, in equity or otherwise. If any provision of this Agreement is prohibited by or contravenes any applicable law, or is held by any court of competent jurisdiction or any other legally constituted body having jurisdiction to make this determination to be void, unlawful or unenforceable then that provision shall be severed from the Agreement and rendered ineffective, as far as possible, without modifying the remaining provisions of this Agreement.



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12.07    Entire Agreement/Amendments/Counterparts This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes any prior agreement or negotiation between the parties on the subject matter of this Agreement. There are no representations, agreements or understandings, oral or written, between the parties relating to the subject matter of this Agreement which are not fully expressed in this Agreement. No amendment, termination, waiver, discharge or modification of this Agreement shall be effective unless it is in writing and is signed by an authorized signatory of both Maverick and ADI. This Agreement may be executed in one or more counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall be deemed one Agreement.

12.08 Litigation ADI shall notify Maverick if ADI becomes aware of any unauthorized dealing by any third party in any Maverick Videos or in Licensed Music Sites, and shall cooperate fully, at Maverick's cost, in any dispute relating to Maverick's rights in Masters and Maverick Videos as well as Maverick's rights under this Agreement. Maverick, after written notice to ADI, may, at Maverick's sole cost and expense, act in the name of ADI and Maverick to protect Maverick's rights under this Agreement and ADI appoints Maverick ADI's attorney-in-fact to do this; provided, however, that Maverick shall not be permitted to execute any document on behalf of ADI without first affording ADI a reasonable opportunity to execute such document itself. If Maverick acts on ADI's behalf as permitted herein, Maverick shall keep ADI informed on a current basis of such acts and all proceedings relating thereto.

12.09 Governing Law This agreement has been entered into in the state of New York, and the validity, interpretation and the laws of the state of New York shall govern the legal effect of this Agreement. The New York courts (state and federal), only, shall have jurisdiction of any controversies regarding this Agreement; any action or other proceeding which involves such a controversy shall be brought in these courts, in New York County, and not elsewhere. Any process in any such action or proceeding may, among other methods, be served upon ADI or Maverick, as applicable, by delivering it or mailing it, by registered or certified mail, return receipt requested, directed to the address first above written. Any such delivery or mail service shall be deemed to have the same force and effect as personal service within the state of New York.



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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ACCEPTED AND AGREED:

MAVERICK RECORDING COMPANY                  ARTISTdirect, INC.


By: /s/ GUY OSEARY                          By: /s/ KEITH YOKOMOTO
   ------------------------------              ---------------------------
Name: Guy Oseary                           Name: Keith Yokomoto

Title: Co-Chief Executive Officer          Title: President and
                                                  Chief Operating Officer



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